-------------------------------------------------------------------------------
 AUDREY L BRASWELL
 Consumer Open-End Agreement                                           Initials
                                                                         ------
 -1996 Bankers Systems, Inc., St. Cloud, MN  C                        Page 2

-------------------------------------------------------------------------------
 AUDREY L BRASWELL
 Consumer Open-End Agreement                                           Initials
                                                                        ------
    -1996 Bankers Systems, Inc., St. Cloud, MN  C                        Page 1

-------------------------------------------------------------------------------
LOAN NUMBER   LOAN NAME   ACCT. NUMBER     AGREEMENT DATE              INITIALS
1965500       AUDREY L BRASWELL              01/04/07
CREDIT LIMIT  INDEX (w/Margin)      INITIAL RATE  MATURITY DATE    LOAN PURPOSE
$750,000.00   Wall Street Journal     8.250%      01/04/08             Consumer
                                      Prime
    TRANS. ACCT. NUMBER DRAW PERIOD REPYMT. PERIOD PAYMENT DATE BILLING CYCLE
      Not Applicable 12 Months Not Applicable THE 1ST OF EVERY MONTH Monthly
                                                          Creditor Use Only
-------------------------------------------------------------------------------
                            UNSECURED LINE OF CREDIT
                           CONSUMER OPEN-END AGREEMENT

-------------------------------------------------------------------------------





















DATE AND PARTIES. The date of this UNSECURED LINE OF CREDIT Agreement (Agreement) is January 4, 2007. The parties and their addresses are:
     LENDER:
         UNIVERSITY BANK
         2015 Washtenaw
         Ann Arbor, Michigan  48104
         Telephone:  (734) 741-5858

     BORROWER:
         AUDREY L BRASWELL
         13600 DIAMOND POINT DR.
         YUCAIPA, California 92399


 1. DEFINITIONS. As used in this Agreement, the terms have the following meanings.
     A. Pronouns. The pronouns "I", "me" and "my" refer to all Borrowers signing this Agreement, individually and together with their heirs, successors and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Agreement. "You" and "your" refer to the Lender, any participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Line of Credit.
     B. Agreement. Agreement refers to this UNSECURED LINE OF CREDIT Agreement, and any extensions, renewals, modifications and substitutions of it. C. Line of Credit. Line of Credit refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Agreement.
     D. Loan Account Balance. Loan Account Balance means the sum of the unpaid principal balance advanced under the terms of this Agreement, finance charges, certain fees and charges, credit insurance premiums that are due, and other amounts advanced to me or others under the terms of this Agreement. E. Billing Cycle. Billing Cycle means the interval between the days or dates of regular periodic statements. My Billing Cycle is Monthly. My Billing Cycle ends THE LAST DAY OF EVERY MONTH. F. Credit Limit. Credit Limit means the maximum amount of the principal you will permit me to owe you under this Line of Credit, at any one time.
     G. Property. Property means any property, real, personal or intangible, that secures my performance of the obligations of this Line of Credit.
 Other important terms are defined throughout this Agreement.

 2. PROMISE TO PAY. For value received, I promise to pay to you or your order, at your address, or at such other location as you may designate, the principal amount of $750,000.00 (Credit Limit), or so much of the Credit Limit as may be advanced from time to time under the terms of this Agreement, plus costs, expenses and interest accruing as described in this Agreement until this Agreement matures or this obligation is accelerated.
     A. Agreement Term. This Agreement begins on the Agreement Date and continues until the Maturity Date. I may request advances for 12 months (Draw Period) beginning on the Agreement Date. B. Advances. I can request advances by the following methods:
     C. Advance Limitations. Requests for, and access to, advances are subject to the following limitations. (1) Advance Amount. When I request an advance, you will, subject to the limitations contained in this Agreement, advance exactly the amount I request. You will make the advance by one of the methods described in the Advances section. You will record the amount as an advance and increase my Loan Account Balance.
         (2) Credit Limit. I agree not to request or obtain an advance that will cause the unpaid principal of my Loan Account Balance to exceed the Credit Limit. I understand that you will not ordinarily grant a request for an advance that would cause the unpaid principal of my Loan Account Balance to be greater than my Credit Limit. You may, at your option, grant such a request without obligating yourselves to do so in the future. If I exceed the Credit Limit, I agree to pay the amount by which the unpaid principal of my Loan Account Balance exceeds the Credit Limit immediately, even if you have not yet billed me.

 3. COMPUTATION OF FINANCE CHARGES. Finance charges begin to accrue immediately when you make an advance to me. To figure the finance charge for a Billing Cycle, a daily periodic rate is multiplied by the Principal Balance of my Loan Account Balance each day. To figure the Principal Balance for each day, you first take my Loan Account Balance at the beginning of each day and subtract any unpaid finance charges and credit insurance premiums (if any) that are due. Next, you subtract the portion of any payments or credits received that day which apply to the repayment of my debt. (A portion of each payment I make is applied to finance charges and credit insurance premiums, if any.) Then you add any new advances made that day. The final figure is the Principal Balance.
     A. Periodic Rate and Annual Percentage Rate. The periodic rate used in calculating the FINANCE CHARGE is 0.02291667 percent per period, which corresponds to an ANNUAL PERCENTAGE RATE of 8.250 percent per annum. The annual percentage rate includes interest and not other costs.
     B. Variable Rate. The annual percentage rate may change. It will be based on the value of the Index described as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks known as the Wall Street Journal Prime Rate. This rate will be rounded to the nearest .001 percent. The annual percentage rate may increase if the Index rate increases. An Index rate increase will result in an increase in the interest portion of the finance charge and it may have the effect of increasing my periodic Minimum Payment. A decrease in the Index rate will have the opposite effect as an increase. An Index rate increase or decrease will take effect . The annual percentage rate can increase or decrease daily, after remaining fixed for 1 days. If the Index rate changes more frequently than the annual percentage rate, you will use the Index rate in effect on the day you adjust the annual percentage rate to determine the new annual percentage rate. In such a case, you will ignore any changes in the Index rate that occur between annual percentage rate adjustments.
     C. Rate Change Limitations. Annual percentage rate changes are subject to the following limitations: (1) The maximum ANNUAL PERCENTAGE RATE that can apply during the term of this Line of Credit is 25.000 percent, or the maximum annual percentage rate allowed by applicable law, whichever is less. The minimum ANNUAL PERCENTAGE RATE that can apply during the term of this Line of Credit is 6.250 percent.

 4. PAYMENTS.
     A. Payment Date. During the term of this Agreement, a Minimum Payment will be due by the Payment Date for any Billing Cycle in which there is an outstanding balance on my account. My Minimum Payments will be due monthly.
     B. Payment Amount. On or before each Payment Date, I agree to make a payment of at least the Minimum Payment amount. The Minimum Payment will equal the amount of any credit insurance premiums that are due, earned fees and charges, and the amount of accrued finance charges on the last day of the billing cycle. This amount will be rounded up to the nearest $.01.
     C. Principal Reduction. The Minimum Payments will not reduce the Principal Balance outstanding on my Loan Account Balance. D. Final Payment. At maturity, I will repay the entire outstanding Loan Account Balance in a single payment. At that time you may, but are not obligated to, refinance this Line of Credit. If you do refinance this Line of Credit at maturity, I understand that I may have to pay some or all of the closing costs normally associated with a new loan.
     E. Additional Payment Terms. If my Loan Account Balance on a payment date is less than the Minimum Payment amount, I must pay only the Loan Account Balance. If I fail to make a payment, you may, but are not required to, advance money to me to make the payment. All the terms of this Agreement would apply to such an advance. I can pay off all or part of what I owe at any time. However, so long as I owe any amount I must continue to make my periodic Minimum Payment as otherwise required by this Agreement unless you otherwise consent in writing in advance, which consent you agree not unreasonably to withhold. Unless otherwise agreed or required by applicable law, payments and other credits will be applied first to any finance charges that are due then to principal that is due, and finally to any charges that I owe other than principal and finance charges. No late charge will be assessed on any payment when the only delinquency is due to late fees assessed on earlier payments and the payment is otherwise a full payment.

 5. PERIODIC STATEMENTS. If I have an outstanding balance on my account or have any account activity, you will send me a periodic statement at the end of each Billing Cycle. This periodic statement will reflect, among other things, credit advances, finance charges, other charges, payments made, other credits, my previous account balance and my new account balance. The periodic statement will also identify my Minimum Payment for the cycle and the date it is due (Payment Date).

 6. CHANGING THE TERMS OF THIS AGREEMENT. I understand that you may change any terms of this Agreement upon appropriate advance notice as required by applicable law. You will send any notice of a change in terms to my address listed in this Agreement. I agree to inform you of any change in my address. This Agreement may be cancelled by you or me at any time upon giving notice. If this Agreement is cancelled by either of us, I must pay you all amounts I owe you under the terms of this Agreement and Line of Credit.

 7. DEFAULT. I will be in default if any of the following occur: A. Payments. I fail to make a payment in full when due.
     B. Insolvency or Bankruptcy. The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against me or any co-signer, endorser, surety or guarantor of this Agreement or any other obligations I have with you.
     C. Death or Incompetency. I die or am declared legally incompetent.
     D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Agreement. E. Other Documents. A default occurs under the terms of any other transaction document. F. Other Agreements. I am in default on any other debt or agreement I have with you. G. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided. H. Judgment. I fail to satisfy or appeal any judgment against me.
     I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority. J. Name Change. I change my name or assume an additional name without notifying you before making such a change.
     K. Property Transfer. I transfer all or a substantial part of my money or property.
     L. Property Value. You determine in good faith that the value of the Property has declined or is impaired. M. Insecurity. You determine in good faith that a material adverse change has occurred in my financial condition from the conditions set forth in my most recent financial statement before the date of this Agreement or that the prospect for payment or performance of the Line of Credit is impaired for any reason.

 8. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.
     A. Additional Waivers By Borrower. In addition, I, and any party to this Agreement and Line of Credit, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Agreement.
         (1) You may renew or extend payments on this Agreement, regardless of the number of such renewals or extensions. (2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.
         (3) You may release, substitute or impair any Property securing this Agreement. (4) You, or any institution participating in this Agreement, may invoke your right of set-off. (5) You may enter into any sales, repurchases or participations of this Agreement to any person in any amounts and I waive notice of such sales, repurchases or participations. (6) I agree that any of us signing this Agreement as a Borrower is authorized to modify the terms of this Agreement or any instrument securing, guarantying or relating to this Agreement. (7) I agree that you may inform any party who guarantees this Line of Credit of any Line of Credit accommodations, renewals, extensions, modifications, substitutions or future advances.
     B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Agreement, or other Line of Credit documents, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

 9. REMEDIES. After I default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following.
     A. Termination & Acceleration. You may terminate this Line of Credit and make all or any part of the amount owing by the terms of this Agreement immediately due. B. Advances. You may temporarily or permanently prohibit any additional advances. C. Credit Limit. You may temporarily or permanently reduce the Credit Limit. D. Additional Security. You may demand security, additional security, or additional parties to be obligated to pay this Agreement.
     E. Sources. You may use any and all remedies you have under state or federal law or in any instrument securing this Agreement. F. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.
     G. Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of this Agreement, and accrue interest at the highest post-maturity interest rate.
     H. Attachment. You may attach or garnish my wages or earnings.
     I. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Agreement against any right I have to receive money from you. My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. "Any amount due and payable under the terms of this Agreement" means the total amount to which you are entitled to demand payment under the terms of this Agreement at the time you set-off.
     Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay this Agreement, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.
     Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.
     You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.
     J. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

 10. TERMINATION OF ACCOUNT. I may terminate this Line of Credit and cancel this Agreement at any time upon written notice to you. Notice of termination will be sent to . If you terminate this Line of Credit as provided for in this Agreement, you will send me notice of termination at my last address known to you. Termination will not affect my obligation to repay advances made prior to the termination, nor will it alter my duties to perform under the terms of an instrument securing this Agreement until such instrument is released.

 11. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Agreement. Expenses include, but are not limited to, attorneys' fees, court costs and other legal expenses. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of this Agreement. All fees and expenses will be secured by the Property I have granted to you, if any. In addition, to the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees incurred by you to protect your rights and interests in connection with any bankruptcy proceedings initiated by or against me.

 12. WARRANTIES AND REPRESENTATIONS. I have the right and authority to enter into this Agreement. The execution and delivery of this Agreement will not violate any agreement governing me or to which I am a party.

 13. COMMISSIONS. I understand and agree that you (or your affiliate) will earn commissions or fees on any insurance products, and may earn such fees on other services that I buy through you or your affiliate.

 14. APPLICABLE LAW. This Agreement is governed by the laws of Michigan, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.

 15. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay the Line of Credit is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on the Line of Credit, or any number of us together, to collect the Line of Credit. Extending the Line of Credit or new obligations under the Line of Credit, will not affect my duty under the Line of Credit and I will still be obligated to pay the Line of Credit. The duties and benefits of the Line of Credit will bind and benefit the successors and assigns of you and me.

 16. INTEGRATION AND SEVERABILITY. This Agreement is the complete and final expression of the agreement. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

 17. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

 18. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Borrower will be deemed to be notice to all Borrowers. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Line of Credit and to confirm your lien status on any Property. Time is of the essence.

 19. CREDIT INFORMATION. I agree to supply you with whatever information you reasonably feel you need to decide whether to continue this Line of Credit. You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

 20. SIGNATURES. By signing under seal, I agree to the terms contained in this Agreement. I also acknowledge receipt of a copy of this Agreement.



     BORROWER:

         _________________________________ (Seal)
         AUDREY L BRASWELL
         Individually


     LENDER:

         University Bank

              By_________________________________ (Seal)

                                MY BILLING RIGHTS
                         KEEP THIS NOTICE FOR FUTURE USE
     This notice contains important information about my rights and your responsibilities under the Fair Credit Billing Act.
             Notify You In Case of Errors or Questions About My Bill
     If I think my bill is wrong, or if I need more information about a transaction on my bill, I will write you at the address listed on my bill. I will write to you as soon as possible. You must hear from me no later than 60 days after you sent me the first bill on which the error or problem appeared. I can telephone you, but doing so will not preserve my rights.
     In my letter, I will give you the following information: My name and account number. The dollar amount of the suspected error.
         Describe the error and explain, if I can, why I believe there is an error. If I need more information, I will describe the item I am not sure about.

                       My Rights and Your Responsibilities
                       After You Receive My Written Notice
     You must acknowledge my letter within 30 days, unless you have corrected the error by then. Within 90 days, you must either correct the error or explain why you believe the bill was correct. After you receive my letter, you cannot try to collect any amount I question, or report me as delinquent. You can continue to bill me for the amount I question, including finance charges, and you can apply any unpaid amount against my credit limit. I do not have to pay any questioned amount while you are investigating, but I am still obligated to pay the parts of my bill that are not in question. If you find that you made a mistake on my bill, I will not have to pay any finance charges related to any questioned amount. If you didn't make a mistake, I may have to pay finance charges, and I will have to make up any missed payments on the questioned amount. In either case, you will send me a statement of the amount I owe and the date that it is due.
     If I fail to pay the amount that you think I owe, you may report me as delinquent. However, if your explanation does not satisfy me and I write to you within ten days telling you that I still refuse to pay, you must tell anyone you report me to that I have a question about my bill. And, you must tell me the name of anyone you reported me to. You must tell anyone you report me to that the matter has been settled between us when it finally is.
     If you don't follow these rules, you can't collect the first $50 of the questioned amount, even if my bill was correct.